UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2018

Mimecast Limited

(Exact Name of Registrant as Specified in its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPoint, One Ropemaker Street

Moorgate, London EC2Y 9AW

United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 0207 847 8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2018, Mimecast Services Limited (“MSL”), a wholly-owned subsidiary of Mimecast Limited (the “Company”), entered into a share purchase agreement (the “Purchase Agreement”) pursuant to which it acquired Solebit LABS Ltd. (“SLL”), a company organized under the laws of the State of Israel, that provides security software (the “Acquisition”). Under the terms of the Purchase Agreement, MSL acquired all of the equity interests of SLL (other than equity interests of SLL already owned by MSL) for an aggregate cash consideration of approximately $96.1 million, subject to customary adjustments for net working capital, cash in the amount of approximately $10.3 million held by SLL, indebtedness and transaction expenses. These purchase price adjustment components will be trued-up within 75 days following July 31, 2018. The Acquisition was completed on July 31, 2018.

The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference. A copy of the press release announcing the Acquisition is furnished herewith as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Current Report on Form 8-K was due for filing.

(b) Pro Forma Financial Information

The Company hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

2.1	Share Purchase Agreement dated as of July 31, 2018 by and among MSL, SLL, the shareholders of SLL and Shareholder Representative Services LLC, as the Representative

99.1	Press Release of Mimecast Limited dated July 31, 2018, entitled “Mimecast Announces Acquisition of Solebit.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Date: July 31, 2018	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel